Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Innovative Card Technologies, Inc. on Amendment No. 1 of Form SB-2 (No. 333-119814) of our report, dated June 18, 2004, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
December 9, 2004